UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Agree Realty Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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AGREE REALTY CORPORATION
31850 Northwestern Highway
Farmington Hills, MI 48334

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 6, 2013

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of AGREE REALTY CORPORATION, a Maryland corporation, will be held at 10:00 a.m. local time on May 6, 2013, at the Embassy Suites, 28100 Franklin Road, Southfield, Michigan for the following purposes:

•	To elect three directors to serve until the annual meeting of stockholders in 2016;
•	To ratify the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for 2013;
•	To approve, by non-binding vote, executive compensation; and
•	To approve amendments to our Articles of Incorporation, as amended (our “Charter”), to:
º	increase the number of authorized shares; and
º	grant authority to our board of directors to amend our Charter, from time to time, to increase or decrease the aggregate number of authorized shares.

In addition, stockholders will consider and vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 7, 2013 will be entitled to notice of and to vote at the annual meeting or at any adjournment or postponement thereof. Stockholders are cordially invited to attend the meeting in person.

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the internet. On or about March 27, 2013, we expect to mail our stockholders either (i) a copy of this proxy statement, the accompanying proxy card, our annual report and the Notice of Internet Availability of Proxy Materials (the “Notice”) or (ii) the Notice only, each in connection with the solicitation of proxies by our board of directors for use at the annual meeting and any adjournments or postponements thereof. If you received the Notice by mail, you will not receive a printed copy of the proxy materials other than as described herein. The Notice contains instructions for your use of this process, including how to access our proxy statement and annual report over the internet, how to authorize your proxy to vote online and how to request a paper copy of the proxy statement and annual report.

It is important that your shares be voted to ensure the presence of a quorum. You may authorize your proxy to vote your shares over the internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You also may vote by telephone as described in your proxy card. If you attend the annual meeting, you may revoke your proxy in accordance with procedures set forth in the proxy statement and vote in person.

By Order of the Board of Directors

Alan D. Maximiuk
Vice President, Chief Financial Officer and Secretary

March 27, 2013
Farmington Hills, Michigan

i

AGREE REALTY CORPORATION
31850 Northwestern Highway
Farmington Hills, MI 48334

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 6, 2013

ABOUT THE ANNUAL MEETING

This proxy statement is furnished by our board of directors (the “Board”) in connection with the Board’s solicitation of proxies to be voted at the annual meeting of stockholders to be held at 10:00 a.m. local time on May 6, 2013, at the Embassy Suites, 28100 Franklin Road, Southfield, Michigan, and at any adjournment or postponement thereof.

On or about March 27, 2013, we are mailing either (i) a copy of this proxy statement, the accompanying proxy card, our annual report and the Notice of Internet Availability of Proxy Materials (the “Notice”), or (ii) the Notice only, to our stockholders of record on March 7, 2013. The Notice and this proxy statement summarize the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote.

What is the purpose of the 2013 annual meeting of stockholders?

At the 2013 annual meeting, holders of our common stock will be voting on the matters set forth in the accompanying notice of such meeting, including:

•	the election of three directors to serve until the annual meeting of stockholders in 2016;
•	the ratification of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as our independent registered public accounting firm for 2013;
•	the approval, by non-binding vote, of executive compensation; and
•	to approve amendments to our Articles of Incorporation, as amended (our “Charter”), to:
º	increase the number of authorized shares; and
º	grant authority to the Board to amend our Charter, from time to time, to increase or decrease the aggregate number of authorized shares.

The Board recommends a vote FOR the director nominees, FOR the ratification of Baker Tilly’s appointment, FOR executive compensation and FOR the amendments to our Charter. We are not aware of any other matters that will be brought before the stockholders for a vote at the annual meeting.

In addition, management will report on our performance and will respond to appropriate questions from stockholders. A representative of Baker Tilly will be present at the annual meeting and will be available to respond to appropriate questions. Such representative will also have an opportunity to make a statement.

Who is entitled to vote?

All stockholders of record at the close of business on March 7, 2013, the record date, will be entitled to vote. Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the record date, 13,241,844 shares of our common stock, $.0001 par value per share, were outstanding.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the annual meeting (6,620,923 shares) will constitute a quorum for all purposes. Proxies marked with abstentions or instructions to withhold votes will be counted as present in determining whether or not there is a quorum.

However, if a quorum is not present at the annual meeting, the stockholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented.

What is the difference between holding shares as a stockholder of record and a beneficial owner?

Stockholders of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice and, if applicable, our proxy materials (including the proxy statement, the accompanying proxy card, our annual report and the Notice) are being sent to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us over the internet or by telephone as described in the Notice, through an accompanying proxy card or to vote in person at the annual meeting.

Beneficial Owners.  Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, and the Notice and, if applicable, our proxy materials (including the proxy statement, the accompanying proxy card, our annual report and the Notice) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

May I vote my shares in person at the annual meeting?

Even if you plan to be present at the meeting, we encourage you to vote your shares prior to the meeting.

Stockholders of Record.  If you are a stockholder of record and attend the annual meeting, you may deliver your completed proxy card or vote by ballot.

Beneficial Owners.  If you hold your shares through a broker, bank or other nominee and want to vote such shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares.

Can I vote my shares without attending the annual meeting?

Whether or not you plan to attend the annual meeting, we urge you to authorize your proxy to vote your shares over the internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You also may authorize your proxy to vote your shares by telephone as described in your proxy card. Authorizing your proxy over the internet, by mailing a proxy card or by telephone, will not limit your right to attend the annual meeting and vote your shares in person. Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions.

If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the internet.

Can I change my vote after I have voted?

Yes. Proxies properly submitted over the internet, by mail or by telephone do not preclude a stockholder from voting in person at the meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with our Secretary a duly executed revocation of proxy, by properly submitting, either by internet, mail or telephone, a proxy to our Secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy. If you hold your shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.

What does it mean if I receive more than one Notice or proxy card or voting instruction card?

If you receive more than one Notice or proxy card or voting instruction card, it means that you have multiple accounts with banks, trustees, brokers, other nominees and/or our transfer agent. If you receive more than one Notice, please submit all of your proxies over the internet, following the instructions provided in the Notice, by mail or by telephone to ensure that all of your shares are voted. If you receive more than one proxy card or voting instruction card, please sign and deliver each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address.

How many copies should I receive if I share an address with another stockholder?

The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Notice, and, if applicable, our proxy materials, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.

Our Company and some brokers, banks or other agents may be householding the Notice and our proxy materials. A single Notice and, if applicable, a single set of our proxy materials, including the proxy statement, the accompanying proxy card, our annual report and the Notice, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, a set of our proxy materials, to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice or a separate set of our proxy materials, you may send a written request to Agree Realty Corporation, 31850 Northwestern Highway, Farmington Hills, MI 48334, Attention: Secretary. In addition, if you are receiving multiple copies of the Notice and, if applicable, our proxy materials, you can request householding by contacting our Secretary in the same manner.

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

Stockholders of Record.  Proxies properly submitted via the internet, mail or telephone will be voted at the annual meeting in accordance with your directions. If the properly-submitted proxy does not provide voting instructions on a proposal, the proxy will be voted in accordance with the recommendations of the Board on such matters. With respect to any matter not set forth on the proxy card that properly comes before the annual meeting, the proxy holders named therein will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

Beneficial Owners.  Proxies properly submitted via the internet, mail or telephone or pursuant to your voting instruction card will be voted at the annual meeting in accordance with your directions. If you do not indicate a choice or return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable law and New York Stock Exchange (“NYSE”) rules and regulations, brokers have the discretion to vote on routine matters, including the ratification of the appointment of our independent registered public accounting firm. However, your broker does not have discretionary authority to vote on the election of directors, on the advisory vote approving our executive compensation or on the amendments to our Charter, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.

Important Change:  On July 1, 2009, the SEC approved a change to NYSE Rule 452 that eliminated the ability of brokers to exercise discretionary voting in uncontested director elections. The change prohibits NYSE member organizations from giving a proxy to vote with respect to an election of directors without receiving voting instructions from a beneficial owner. Therefore, brokers will not be entitled to vote shares at the annual meeting with respect to the election of directors without instructions by the beneficial owner of the shares. Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

What vote is required to approve each item?

Proposal 1 — Election of Directors.  The three nominees receiving the highest number of “for” votes at the annual meeting will be elected as directors. The slate of nominees discussed in this proxy statement consists of three directors, Joey Agree, Leon M. Schurgin and William S. Rubenfaer, whose terms are expiring. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Our stockholders do not have the right to cumulate their votes for directors.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of votes cast at the annual meeting is necessary to ratify the Audit Committee’s appointment of Baker Tilly as our independent registered public accounting firm for 2013. Abstentions are not treated as votes cast under Maryland law and, therefore, they have no effect on the outcome of this proposal. Although stockholder ratification of the appointment is not required by current law, rules and regulations and is not binding on us, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and the Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the stockholders ratify the appointment of Baker Tilly, the Audit Committee in its sole discretion may terminate the engagement of Baker Tilly and engage another independent auditor at any time during the year.

Proposal 3 — Advisory (Non-Binding) Vote Approving Executive Compensation.  The affirmative vote of a majority of votes cast at the annual meeting is necessary to approve our executive compensation. Abstentions and broker non-votes are not treated as votes cast under Maryland law and, therefore, they have no effect on the outcome of this proposal.

Proposal 4 — To Amend Our Charter to Increase the Number of Authorized Shares that we have Authority to Issue.  The affirmative vote of a majority of our outstanding shares of common stock entitled to vote thereon is necessary to approve the amendment to our Charter. Abstentions and broker non-votes will have the same effect as votes “AGAINST” Proposal 4.

Proposal 5 — To Amend Our Charter to Grant Authority to the Board to Increase or Decrease, from Time to Time, the Number of Authorized Shares that we have Authority to Issue.  The affirmative vote of a majority of our outstanding shares of common stock entitled to vote thereon is necessary to approve the amendment to our Charter. Abstentions and broker non-votes will have the same effect as votes “AGAINST” Proposal 5.

Other Matters.  If any other matter is properly submitted to the stockholders at the annual meeting, its adoption will require the affirmative vote of a majority of votes cast at the annual meeting. The Board does not propose to conduct any business at the annual meeting other than as stated above.

Will anyone contact me regarding this vote?

No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews. In addition, our directors and officers may solicit proxies by mail, telephone, telecopy or in person.

How do I find out the voting results?

Voting results will be announced at the annual meeting and will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the close of the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock (our only outstanding class of equity securities) as of March 7, 2013, with respect to (i) each director and named executive officer, (ii) all of our directors and named executive officers as a group, and (iii) to our knowledge, each beneficial owner of more than 5% of the outstanding shares of our common stock. Beneficial ownership includes shares of common stock that may be acquired through the exercise, conversion or vesting of a security or right within 60 days of the record date. As of March 7, 2013, there were 13,241,844 shares of our common stock outstanding. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed below and none of the named executive officers or directors has pledged his shares of common stock as collateral. Unless otherwise indicated, the business address for each of the identified stockholders is 31850 Northwestern Highway, Farmington Hills, Michigan 48334.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Richard Agree	695,286	(1)	5.1%
Joey Agree	190,500	(2)	1.4%
John Rakolta, Jr.	100,000		*
Gene Silverman	23,200		*
Laith M. Hermiz	19,250	(3)	*
Alan D. Maximiuk	14,500	(4)	*
Farris G. Kalil	8,000	(5)	*
Leon M. Schurgin	5,150		*
William S. Rubenfaer	3,850		*
Michael Rotchford	1,000		*
All directors and named executive officers as a group (10 persons)	1,055,484	(6)	7.8%
BlackRock, Inc.	941,131	(7)	7.1%

*	Less than 1%
(1)	Consists of (i) 267,118 shares owned directly (including 68,000 shares of restricted stock), (ii) 24,060 shares held in his IRA, (iii) 7,176 shares owned in his wife’s IRA, (iv) 9,713 shares owned by his wife, (v) 39,600 shares owned by irrevocable trusts for his children, and (vi) 347,619 shares of common stock issuable upon conversion of limited partnership units in Agree Limited Partnership, our operating partnership.
(2)	Consists of shares owned directly (including 112,000 shares of restricted stock).
(3)	Consists of shares owned directly (including 11,500 shares of restricted stock).
(4)	Consists of shares owned directly (including 10,800 shares of restricted stock).
(5)	Consists of (i) 7,700 shares owned directly and (ii) 300 shares owned by his wife.
(6)	Consists of shares owned by the directors and named executive officers disclosed elsewhere in this table.
(7)	Pursuant to Schedule 13G/A (Amendment No.3) filed with the SEC on February 1, 2013, by BlackRock, Inc. The business address of such person is 40 East 52nd Street, New York, NY 10022. BlackRock, Inc., in its capacity as the parent holding company, is deemed to have sole voting power with respect to 941,131 shares and sole dispositive power with respect to 941,131 shares. Various persons have the right to receive, or the power to direct receipt of, dividends from, or the proceeds from the sale of, such securities. No such person is known to BlackRock, Inc. to have such right or power with respect to more than five percent of the common stock.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board currently consists of eight directors. The directors are divided into three classes serving three-year staggered terms. At this annual meeting, three directors will be elected to serve until the annual meeting of stockholders in 2016.

The Board has re-nominated Joey Agree, Leon M. Schurgin and William S. Rubenfaer, whose terms expire at this annual meeting, to serve until the annual meeting of stockholders in 2016. The Board has affirmatively concluded that Leon M. Schurgin and William S. Rubenfaer are independent under the applicable rules of the NYSE.

Each nominee has consented to serve their terms until their respective successors have been duly elected and qualified, if elected by stockholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies by the Board will vote for that substitute nominee. Alternatively, the Board may reduce the size of the Board.

The Board hereby recommends that you vote FOR the election of its director nominees.

The following table sets forth the director nominees and continuing directors of the Board:

Name	Age	Title	Term Ending
Joey Agree(1)	34	Director	2013
Leon M. Schurgin(1)	71	Independent Director	2013
William S. Rubenfaer(1)	68	Independent Director	2013
Farris G. Kalil	74	Independent Director	2014
Gene Silverman	79	Independent Director	2014
Richard Agree	69	Executive Chairman of the Board	2015
Michael Rotchford	54	Independent Director	2015
John Rakolta, Jr.	65	Director	2015

(1)	Standing for re-election to a three-year term.

The biographical descriptions below set forth certain information with respect to the director nominees and continuing directors of the Board. The Board has identified specific attributes of each director that the Board has determined qualify that person for service on the Board

Joey Agree has been our President and a Director since June 2009. He was appointed as Chief Executive Officer in January 2013, and prior to that date he served as Chief Operating Officer since June 2009. Prior to being promoted to President and Chief Operating Officer, Mr. Joey Agree served as our Executive Vice President since January 2006. Prior to being appointed to this position, Mr. Joey Agree supervised our development and acquisition activities. Prior to joining us in March 2005, Mr. Joey Agree was employed by Grand/Sakwa Properties, one of the largest private developers in the Midwest, as a director of land acquisitions. He is a member of the State Bar of Michigan and the International Council of Shopping Centers. He holds a J.D. from Wayne State University Law School and a B.A. in Political Science from the University of Michigan. Joey Agree is the son of Richard Agree.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Joey Agree, in light of his day-to-day company-specific operational, management and market experience through his position as President and Chief Executive Officer of our Company, to continue to serve as a director of the Board, subject to stockholder approval at this annual meeting.

Leon M. Schurgin has been a Director of our Company since March 2004. He serves as of counsel to the law firm of Dawda, Mann, Mulcahy & Sadler, PLC since September 2012. Prior to September 2012 he was a member in the law firm of Bodman, PLC, one of Michigan’s largest law firms, since 2007. Mr. Schurgin holds a Bachelors Degree in Business Administration from the University of Michigan, a Juris Doctorate Degree, Magna Cum Laude, from Wayne State University and a Masters of Law Degree in Taxation from Wayne State University. He is also a certified public accountant.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Schurgin, in light of his significant legal experience in the acquisition, development, financing and sale of shopping centers and free standing commercial properties and his accounting experience as a certified public accountant, to continue to serve as a director of the Board, subject to stockholder approval at this annual meeting.

William S. Rubenfaer has been a Director of our Company since December 2007. He is a partner in the certified public accounting firm of Rubenfaer & Associates, P.C., which he founded in 1979. He is also the managing member of Sage Capital Management, L.L.C., a registered investment advisory firm. In addition, Mr. Rubenfaer serves as Secretary Treasurer of two automobile dealerships located in Pinckney, Michigan and Mishawaka, Indiana. He is active in community activities, including serving as a past president and board member of the Bloomfield Hills, Michigan School District. Mr. Rubenfaer is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Michigan Association of CPA’s.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Rubenfaer, in light of his extensive corporate accounting, tax and finance experience and his many years of local community service activities, to continue to serve as a director of the Board, subject to stockholder approval at this annual meeting.

Farris G. Kalil has been a Director of our Company since December 1993. Mr. Kalil has been a financial consultant since June 1999. From November 1996 until his retirement in May 1999, Mr. Kalil served as Director of Business Development for the Commercial Lending Division of Michigan National Bank, a national banking institution. From May 1994 to November 1996, Mr. Kalil served as a Senior Vice President for Commercial Lending at First of America Bank — Southeast Michigan, N.A. Prior thereto, Mr. Kalil served as a Senior Vice President of Michigan National Bank where he headed the Commercial Real Estate Division, Corporate Special Loans, Real Estate Asset Management/Real Estate Owned Group, and the Government Insured Multi-Family Department. Mr. Kalil received his B.S. from Wayne State University and continued his education at the Northwestern University School of Mortgage Banking.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Kalil, in light of his corporate accounting expertise and his extensive banking and finance experience, including his experience as head of the Commercial Real Estate Division, Corporate Special Loans, Real Estate Asset Management/Real Estate Owned Group at Michigan National Bank to continue to serve as a director of the Board.

Gene Silverman has been a Director of our Company since April 1994. Mr. Silverman has been a consultant to the entertainment industry since 1996. From July 1993 until his retirement in December 1995, Mr. Silverman served as the President and Chief Executive Officer of Polygram Video, USA, a division of Polygram N.V., a NYSE-listed company. Prior thereto, he was Senior Vice President of sales at Orion Home Video from 1987 through 1992.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Silverman, in light of his extensive experience, his leadership skills and his experience in executive compensation and corporate governance matters, to continue to serve as a director of the Board.

Richard Agree has been our Executive Chairman of the Board since January 2013. From December 1993 until January 2013, he was our Chief Executive Officer and Chairman of the Board of Directors. Prior thereto, he worked as managing partner of the general partnerships which held our properties prior to the formation of our Company and the initial public offering and was President of the predecessor company since 1971. Mr. Richard Agree has managed and overseen the development of over 5,000,000 square feet of anchored shopping center space during the past 40 years. He is a graduate of the Detroit College of Law, a member of the State Bar of Michigan and the International Council of Shopping Centers. Richard Agree is the father of Joey Agree.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Richard Agree, in light of his extensive day-to-day company-specific operational, market and finance experience as the founder and former Chief Executive Officer of our Company, his leadership abilities and his expertise in the ownership, development, acquisition and management of retail real estate net leased to national tenants, to continue to serve as a director of the Board.

Michael Rotchford has been a Director of our Company since December 1993. He is an Executive Vice President for Cushman & Wakefield, Inc., a company specializing in real estate services. Prior to joining Cushman & Wakefield in 2000 he served as Managing Director of The Saratoga Group, an investment banking organization specializing in tax and asset-based financing. Mr. Rotchford had been with The Saratoga Group from 1991 to 2000. Prior to 1991, Mr. Rotchford was a Director in the investment banking division of Merrill Lynch & Co. where he managed the commercial mortgage placement group. Mr. Rotchford holds a bachelor’s degree, with high honors, from the State University of New York at Albany. He is also a licensed real estate broker.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Rotchford, in light of his strong executive background in business and real estate, with extensive experience in corporate finance, tax and strategic planning, to continue to serve as a director of the Board.

John Rakolta, Jr. has been a Director of our Company since August 2011. Mr. Rakolta is the chairman and chief executive officer of Walbridge, a privately held, top-50 construction company founded in Detroit in 1916. Mr. Rakolta serves as a director on the boards of The Community Foundation for Southeast Michigan, Detroit Downtown Partnership and Business Leaders for Michigan. He is an Executive Committee member of the Michigan Economic Development Corporation. Mr. Rakolta was appointed Romania’s Honorary Consul General to the United States in 1998. He received a Bachelor of Science degree in Civil Engineering from Marquette University in 1970.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Rakolta, in light of his strong executive background in business and construction and his leadership skills, to continue to serve as a director of the Board.

BOARD MATTERS

The Board of Directors

The Board has general oversight responsibility for our affairs and the directors, in exercising its fiduciary duties, represent and act on behalf of the stockholders. Although the Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides guidance to management through periodic meetings and other informal communications. The Board is significantly involved in, among other things, the strategic and financial planning process, leadership development and succession planning, as well as other functions carried out through the Board committees as described below.

Board Leadership Structure.  The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and the right Board leadership structure may vary as circumstances warrant.

Richard Agree served as our Chairman of the Board and Chief Executive Officer from December 1993 to January 2013 and has served as our Executive Chairman of the Board since January 2013. Joey Agree served as our President and Chief Operating Officer and as a director since June 2009 and was promoted to Chief Executive Officer in January 2013. Subject to the direction of the Board, including the Executive Chairman, Joey Agree has general responsibility and ultimate authority for implementation of our policies. Based on its most recent review in connection with promoting Joey Agree to Chief Executive Officer, the Board believes our Company’s leadership structure is appropriate because it provides us with informed, consistent and efficient decision making.

In considering its leadership structure, the Board has taken a number of factors into account. The Board — which consists of a majority of independent directors — exercises a strong, independent oversight function. This oversight function is enhanced by the fact that the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are comprised entirely of independent directors. Finally, under our Bylaws and Corporate Governance Guidelines, the Board has the ability to change its structure, should that be deemed appropriate and in the best interest of our Company and our stockholders.

The Board believes that these factors provide the appropriate balance between the authority of those who oversee our Company and those who manage it on a day-to-day basis.

Risk Management.  The Board takes an active and informed role in our risk management policies and strategies. Our executive officers, who are responsible for our day-to-day risk management practices, present to the Board on the material risks to our Company, including credit risk, liquidity risk and operational risk. At that time, the management team also reviews with the Board our risk mitigation policies and strategies specific to each risk that is identified. Throughout the year, management monitors our risk profile and updates the Board as new material risks are identified or the aspects of a risk previously presented to the Board materially changes.

Meetings.  The Board met five times during 2012. The Board also took action by written consent seven times during 2012. During 2012, each director attended 75% or more of the aggregate of (i) the number of meetings of the Board and (ii) the number of meetings held by all committees of the Board on which such director served. It has been and is the policy of the Board that directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All members of the Board attended our 2012 annual meeting of stockholders, except Mr. John Rakolta, Jr.

Our non-management directors meet in executive sessions at least twice a year without management. Non-management directors are all directors who are not our employees or officers and include directors who are determined to not be independent by our Board by virtue of the existence of a material relationship with us. The Board has not designated a lead director or a single director to preside at executive sessions. Instead, the presiding director of executive sessions of non-management directors is selected at each meeting by such directors. In addition, the independent directors of the Board meet in executive session at least annually without management. The presiding director of executive sessions of independent directors is selected at each meeting by such directors.

Director Independence.  The NYSE listing standards set forth objective requirements for a director to satisfy, at a minimum, in order to be determined to be independent by the Board. In addition, in order to conclude a director is independent in accordance with the NYSE listing standards, the Board must also consider all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, which require that a majority of our directors be independent within the meaning of the NYSE listing standards, the Board undertook a review of the independence of all non-management directors. The Board has affirmatively determined, assisted by the standards set forth above, that each of Messrs. Kalil, Rotchford, Rubenfaer, Silverman and Schurgin are independent directors in accordance with the NYSE listing standards and our Corporate Governance Guidelines and none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the Board. In making this determination, the Board has considered the relationships described below under “Related Person Transactions,” as well as a relationship between one of the directors and a law firm that provided de minimus legal services to our Company in 2012, and determined they do not affect independence. The Board’s director independence standards outlined in our Corporate Governance Guidelines can be found on our website at www.agreerealty.com in the Corporate Governance section.

Stock Ownership Requirements.  In May 2009, in order to further align the interests of our executive officers and directors with the interest of our stockholders, and to promote our commitment to sound corporate governance, the Board adopted stock ownership guidelines for executive officers and outside directors. A summary of those guidelines is set forth in “Compensation Discussion and Analysis” under the heading “Stock Ownership Guidelines.”

Committees of the Board

The Board has delegated various responsibilities and authority to four standing committees of the Board. Each committee regularly reports on its activities to the full Board. Each committee, other than the Executive Committee, operates under a written charter approved by the Board, which is reviewed annually by the respective committees and the Board and is available in the Corporate Governance section of our website at www.agreerealty.com. The Audit Committee, the Compensation Committee and the Nominating and

Governance Committee are composed entirely of independent directors. The table below sets forth the current membership of the four standing committees of the Board and the number of meetings and written consents in 2012 of such committees:

Name	Audit	Compensation	Nominating and Governance	Executive
Richard Agree				Chair
Joey Agree				X
Farris G. Kalil	Chair	X	X
Michael Rotchford			Chair	X
William S. Rubenfaer	X	X		X
Leon M. Schurgin
Gene Silverman	X	Chair	X
Meetings	5	2	1	1
Actions by Unanimous
Written Consent	—	—	—	—

Audit Committee.  The Audit Committee is responsible for providing independent, objective oversight of our auditing, accounting and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of our internal audit function. In addition, the Audit Committee engages the independent registered public accounting firm. See “Report of the Audit Committee,” “Audit Committee Matters” and the Audit Committee’s charter for additional information on the responsibilities and activities of the Audit Committee.

The Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve thereon and is otherwise financially literate and that Mr. Rubenfaer qualifies as an “audit committee financial expert” as that term is defined in the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). The Board has further determined that Farris Kalil possesses financial management expertise within the meaning of the listing standards of the NYSE.

Executive Committee.  The Executive Committee has the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to our borrowing of money, and generally to exercise all other powers of the Board except for those which require action by a majority of the independent directors or the entire Board.

Compensation Committee.  The Compensation Committee is responsible for overseeing compensation and benefit plans and policies, reviewing and approving equity grants and otherwise administering share-based plans, and reviewing and approving annually all compensation decisions relating to our executive officers. See “Compensation Discussion and Analysis,” “Compensation Committee Report” and the Compensation Committee’s charter for additional information on its additional responsibilities and activities.

Role of Management.  After consultation with our executive officers, Richard Agree, our Executive Chairman of the Board, and during 2012, our Chief Executive Officer, makes recommendations to the Compensation Committee with respect to the design and implementation of the compensation program for the named executive officers. See “Compensation Discussion and Analysis — Determining Compensation for Named Executive Officers.”

Role of Compensation Consultant.  The Compensation Committee does not utilize a compensation consultant to establish or administer its executive compensation program due to the limited number of employees employed by our Company (14 employees) and the cost of such consultants. We will consider the use of compensation consultants in the future.

Nominating and Governance Committee.  The Nominating and Governance Committee is responsible for establishing the requisite qualifications for directors, identifying and recommending the nominations of individuals qualified to serve as directors and recommending directors for each Board committee. The Nominating and Governance Committee also establishes corporate governance practices in compliance with applicable regulatory requirements and consistent with the highest standards and recommends to the Board the corporate governance guidelines applicable to us. See the Nominating and Governance Committee’s charter for additional information on its responsibilities and activities.

Director Qualifications.  Our Nominating and Governance Committee has established policies for the desired attributes of the Board as a whole, including as set forth in our Corporate Governance Guidelines. The Board seeks to ensure that a majority of its members are independent within the NYSE listing standards. Further, each director generally may not serve as a member of more than six other public company boards. Each director must possess the individual qualities of integrity and accountability, informed judgment, high performance standards and must be committed to representing the long-term interests of our Company and our stockholders. In addition, directors must be committed to devoting the time and effort necessary to be responsible and productive members of the Board. The Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience. The Nominating and Governance Committee conducts reviews of current directors in light of the considerations described above and their past contributions to the Board. The Board reviews the effectiveness of its director candidate nominating policies annually.

Identifying and Evaluating Nominees.  Generally, the Nominating and Governance Committee will re-nominate incumbent directors who continue to satisfy its criteria for membership on the Board, who it believes will continue to make important contributions to the Board and who consent to continue their service on the Board.

Our Nominating and Governance Committee periodically assesses the appropriate number of directors comprising the Board and whether any vacancies on the Board are expected due to retirement or otherwise. The Nominating and Governance Committee may consider those factors it deems appropriate in evaluating director candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable to our size or scope, experience and skill relative to other Board members and specialized knowledge or experience. Depending on the current needs of the Board, certain factors may be weighted more or less heavily by the Nominating and Governance Committee.

The Nominating and Governance Committee considers candidates for the Board from any responsible source, including current Board members, stockholders, professional search firms or other persons. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating and Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

Stockholder Nominees.  Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. We did not receive any nominations of directors by stockholders for the 2013 annual meeting. The Nominating and Governance Committee will consider properly submitted stockholder submissions for nominations to the Board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Such nominations may be made by a stockholder entitled to vote, who delivers written notice along with the additional information and materials to our Secretary in compliance with the requirements set forth in our Bylaws and below under “Additional Information — Proposals for 2014 Annual Meeting.”

Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name, sufficient biographical information to demonstrate that the nominee meets the qualification requirements for Board service as set forth under “Director Qualifications,” and such other information regarding each nominated person as set forth in our Bylaws and that would be required in a proxy statement filed pursuant to the SEC’s proxy rules in the event of an election contest. The nominee’s written consent to the nomination should also be included with the nominating submission, which should be addressed to: Agree Realty Corporation, 31850 Northwestern Highway, Farmington Hills, MI 48334, Attention: Secretary.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Farris G. Kalil, William S. Rubenfaer, and Gene Silverman (Chairman). None of them has served as an officer of our Company or any of our subsidiaries. No member of the Compensation Committee has any other business relationship or affiliation with our Company or any of our subsidiaries (other than his service as a director).

Director Compensation

The Compensation Committee establishes and oversees our director compensation program. Director compensation is established with a view to attract highly qualified non-management directors and fairly compensate non-management directors for their time and effort on behalf of stockholders. During 2012, each non-employee director received an annual retainer fee of $22,500, with the Audit Committee chairman receiving an additional $4,000. Historically and in 2012, non-management directors have not received equity compensation or any perquisites. Directors who are employees or officers of our Company or any of our subsidiaries do not receive any additional compensation for serving on the Board or any committees thereof.

The following table provides compensation information for the year ended December 31, 2012 for each non-management director.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Farris G. Kalil	$26,500	$26,500
John Rakolta, Jr.	22,500	22,500
Michael Rotchford	22,500	22,500
William S. Rubenfaer	22,500	22,500
Leon M. Schurgin	22,500	22,500
Gene Silverman	22,500	22,500

Corporate Governance

The Board has adopted Corporate Governance Guidelines, a copy of which can be found in the Corporate Governance section of our website at www.agreerealty.com. These guidelines address, among other things, director responsibilities, qualifications (including independence), compensation and access to management and advisors. The Nominating and Governance Committee is responsible for overseeing and reviewing these guidelines and recommending any changes to the Board.

The Board also has adopted a Code of Business Conduct and Ethics (the “Code”), which sets out basic principles to guide the actions and decisions of all of our employees, officers and directors. The Code, also available in the Corporate Governance section of our website at www.agreerealty.com, covers numerous topics including honesty, integrity, conflicts of interest, compliance with laws, corporate opportunities and confidentiality. Waivers of the Code are discouraged, but any waiver that relates to our executive officers or directors may only be made by the Board or a Board committee and will be publicly disclosed on our website in the Corporate Governance section. The Board also has adopted a Chief Executive Officer and Chief Financial Officer Code of Professional Ethics. See “Related Person Transactions” for additional information on the Board’s policies and procedures regarding related person transactions.

A copy of our committee charters, Corporate Governance Guidelines and Code will be sent to any stockholder, without charge, upon written request sent to our executive offices: Agree Realty Corporation, 31850 Northwestern Highway, Farmington Hills, MI 48334, Attention: Secretary.

Communications with the Board

Interested parties who want to communicate with our non-management directors confidentially may do so by sending correspondence to:

Non-Management Directors
Agree Realty Corporation
31850 Northwestern Highway
Farmington Hills, MI 48334
Attention: Secretary

Please note that the mailing envelope must contain a clear notification that it is confidential and your letter should indicate whether you are a stockholder of Agree Realty Corporation.

Interested parties and stockholders of Agree Realty Corporation who want to communicate with the Board or any individual director can write to:

Agree Realty Corporation
31850 Northwestern Highway
Farmington Hills, MI 48334
Attention: Secretary

Your letter should indicate that you are an interested party or a stockholder of Agree Realty Corporation. Depending on the subject matter, the Secretary will:

•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly; for example where it is a request for information about our Company or if it is a stock-related matter; or
•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

EXECUTIVE OFFICERS

The following table sets forth our executive officers, followed by biographical information regarding each executive officer who is not also a director.

Name	Age	Title
Richard Agree	69	Executive Chairman of the Board
Joey Agree	34	President, Chief Executive Officer and Director
Laith Hermiz	42	Executive Vice President
Alan D. Maximiuk	54	Vice President, Chief Financial Officer and Secretary

Laith M. Hermiz has been our Executive Vice President since April 2010. Mr. Hermiz is responsible for implementing and directing new development and redevelopment projects, supervision and oversight of our leasing and asset management activities as well as formulating and determining long-term asset strategy. Prior to joining our Company, Mr. Hermiz served as Vice President Development/Redevelopment of Ramco-Gershenson Properties Trust from July 2007 to April 2010. Previously, Mr. Hermiz was Managing Director of Joseph Freed and Associates LLC from April 2004 to July 2007. Mr. Hermiz holds a Bachelor of Science degree from Loyola University-Chicago and Juris Doctorate degree from University of Detroit-Mercy School of Law. He is a licensed Attorney and real estate broker in the State of Michigan and is an active member of the State Bar of Michigan and the International Council of Shopping Centers.

Alan D. Maximiuk has been our Chief Financial Officer and Secretary since November 2010. He joined our Company as Vice President in July 2010. Mr. Maximiuk’s responsibilities include the oversight of accounting, investor relations, filings with the Securities and Exchange Commission, as well as compliance with our corporate governance guidelines. Prior to joining our Company, Mr. Maximiuk was employed by Ramco-Gershenson Properties Trust from October 1991 to May 2010, most recently as Vice President Financial Services. Mr. Maximiuk holds a Bachelor of Business Administration from Western Michigan University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (referred to as the “Committee” in this section), composed entirely of independent directors, administers our executive compensation program. The Committee’s responsibilities include recommending and overseeing compensation, benefit plans and policies, reviewing and approving equity grants, administering share-based plans, reviewing and approving annually all compensation decisions relating to our executive officers, including Richard Agree, our Executive Chairman, and during 2012, our Chief Executive Officer, Joey Agree, our President and Chief Executive Officer, and during 2012, our Chief Operating Officer, Laith Hermiz, our Executive Vice President, and Alan D. Maximiuk, our Vice President, Chief Financial Officer and Secretary (the “named executive officers”). Mr. Joey Agree succeeded Mr. Richard Agree as Chief Executive Officer in January 2013. This section of the proxy statement explains how our compensation programs are designed and operate in practice with respect to the named executive officers. The following discussion and analysis should be read together with the tables and related footnote disclosures detailed below.

Compensation Objectives and Philosophy

Our compensation program for the named executive officers generally consists of base salary, annual incentive awards, long-term share-based incentive awards and certain other benefits. We also provide certain severance arrangements for our named executive officers. The executive compensation program is designed to:

•	provide total compensation that is both fair and competitive;
•	attract, retain and motivate key executives who are critical to our operations;
•	reward superior individual and Company performance on both a short-term and long-term basis; and
•	align executives’ long-term interests with those of our stockholders.

The Committee seeks to ensure the foregoing objectives by considering individual performance reviews, Company performance, hiring and retention needs, internal pay equity, market data and other external market pressures in finalizing its compensation determinations.

Determining Compensation for Named Executive Officers

The Committee meets without management present to determine the compensation of the named executive officers. After consultation with our executive officers, Richard Agree, our Chief Executive Officer and Chairman during 2012, makes recommendations to the Committee with respect to the design and implementation of the compensation program for the named executive officers. We believe that because of his experience with our Company and involvement in and knowledge of our business goals, strategies, and performance, the overall effectiveness of the management team and upon evaluation of each individual’s contribution to our performance, he is able to provide valuable input to the Committee. The Committee retains the discretion to modify the recommendations of Mr. Richard Agree and reviews such recommendations for their reasonableness based on Company performance, market information, and the Committee’s compensation philosophy and related considerations.

The Committee does not utilize a compensation consultant to establish or administer its executive compensation program due to the limited number of employees employed by our Company (14 employees) and the cost of such consultants. We will consider the use of compensation consultants in the future. In 2012, the Committee used the 2012 NAREIT Compensation and Benefits Survey (the “NAREIT Survey”) to provide it with relevant market data.

Compensation Committee Consideration of the 2012 Vote on Executive Compensation

In determining our executive compensation program for the remainder of 2012 and for 2013, the Committee generally considered the results of the 2012 advisory vote of our stockholders on executive compensation presented in our 2012 proxy statement. The Committee noted that more than 95% of the votes cast approved the compensation of our named executive officers as described in our 2012 proxy statement. The Committee considered these voting results as supportive of the Committee’s general executive compensation practices.

Elements of Compensation in 2012 for Named Executive Officers

Our compensation program for named executive officers generally consists of base salary, annual incentive awards, long-term share-based incentive awards and certain other benefits. We also provide certain severance arrangements for our named executive officers.

Base Salary.  The Committee believes that base salary is a primary factor in retaining and attracting key employees in a competitive marketplace, as well as preserving an employee’s commitment during downturns in the REIT industry and/or equity markets. When determining the base salary for each of the named executive officers, the Committee considers the individual’s experience, current performance, potential for advancement, internal pay equity and market data.

As a group, the 2012 base salaries of the named executive officers employed during 2011 and 2012 were generally increased by 5% for 2012. The base salaries paid to the named executive officers in 2012 are set forth below in the “Executive Compensation Tables — Summary Compensation Table.”

Annual Incentive Awards.  The Committee believes the annual cash bonus provides a meaningful incentive for the achievement of short-term Company and individual goals, while assisting us in retaining, attracting and motivating employees in the near term. These discretionary annual bonuses are primarily based upon Company performance objectives generally set forth in our annual budget approved by the Board. However, the Committee has significant flexibility in assessing the achievement of performance objectives as well as the corresponding cash bonuses earned. The Committee determined that specific cash bonuses should be paid to certain named executive officers in 2012 in part due to the successful acquisition, disposition and development efforts along with capital raising activities. Mr. Richard Agree declined receiving an annual cash bonus for 2012. The cash bonuses earned by the named executive officers in 2012 are set forth below in the “Executive Compensation Tables — Summary Compensation Table.”

Long-Term Incentive Compensation.  The Committee believes the share-based incentive awards, with multiple-year vesting, provide the strongest incentive for employees to focus on our long-term fundamentals and thereby create long-term stockholder value. These awards also assist us in maintaining a stable, continuous management team in a competitive market. The Committee historically has issued restricted stock for purposes of long-term incentive compensation, which provides significant upside incentive and aligns our officers’ interests with our stockholders, while also maintaining some down market protection. When determining the amount of long-term equity incentive awards to be granted to the named executive officers for prior year performance, the Committee considers, among other things, the following factors: our performance, the responsibilities and performance of the executive (primarily based on discussions with Richard Agree), our stock price performance, and other market factors, including the data provided by the NAREIT Survey. See the “Grants of Plan-Based Awards in 2012” table for information regarding the award terms for the grants made in 2012.

2012 Grants.  The Committee awarded an aggregate of 71,000 shares of restricted stock to our named executive officers under the 2005 Equity Incentive Plan in January 2012 based upon 2011 performance. The grant date fair value of such awards was an aggregate of $1,745,180. The grants were as follows: Richard Agree, 20,000 shares; Joey Agree, 40,000 shares; Laith Hermiz, 7,000 shares; and Alan Maximiuk, 4,000 shares.

For the 2012 grants, the Committee considered the following factors in determining long-term equity incentive awards: (1) in 2011, we completed the development fee assignment for a tenant for a significant return to our Company; (2) the management team announced and commenced a development project and has numerous development projects in its pipeline; (3) in 2011, we acquired over $38 million of single tenant net leased properties with industry leading retailers and had several other properties under contract for closing; (4) in 2011, we maintained high occupancy levels at our shopping center properties; (5) in 2011, we disposed of three former Borders properties for proceeds of approximately $8.3 million; and (6) in 2011, we dealt with the bankruptcy of Borders, Inc.

2013 Grants.  The Committee awarded an aggregate of 64,500 shares of restricted stock to our named executive officers under the 2005 Equity Incentive Plan in January 2013 based upon 2012 performance. The grant date fair value of such awards was an aggregate of $1,774,395. The grants were as follows: Richard

Agree, 20,000 shares; Joey Agree, 40,000 shares; and Alan Maximiuk, 4,500 shares. The Committee deferred the grant of shares of restricted stock to Laith Hermiz pending the completion of certain projects and the Committee’s review of the same.

For the 2013 grants, the Committee considered various factors in determining long-term equity grants, including portfolio growth and diversification, acquisition and development activity, capital recycling, balance sheet management, revenue and funds from operations growth, portfolio occupancy and total stockholder return. Specifically, the Committee noted the following results from 2012: (1) the commencement of seven development projects for leading retailers; (2) the completion of two developments and one redevelopment; (3) the improvement in portfolio occupancy to 98%; (4) the acquisition of twenty-five properties exceeding $81 million which provided diversification by tenant, retail sector and geographic region; (5) the completion of a successful common stock offering raising over $35 million in net proceeds; and (6) the disposition of six non-core properties, including three former Borders locations and three Kmart anchored shopping centers, raising over $16 million in proceeds.

Because these awards for 2012 compensation were made in 2013, pursuant to applicable disclosure rules, such awards will be reflected in the Summary Compensation and Grants of Plan-Based Awards tables in our proxy statement for the 2014 annual meeting of stockholders.

Perquisites and Other Personal Benefits.  We have historically maintained a conservative approach to providing perquisites to executive officers. We provide the named executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with the overall executive compensation program and will better enable us to attract and retain superior employees for key positions. These perquisites have been carefully selected to ensure that the value provided to employees is not at the expense of stockholder concern. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

Severance Payments.  We currently have employment agreements with Richard Agree and Joey Agree that provide severance payments under specified conditions. The Committee believes these agreements help to retain executives who are essential to our long-term success. See “Potential Payments Upon Termination or Change-in-Control” for a description of potential payments and benefits to the named executive officers under our compensation plans and arrangements upon termination of employment or a change in control of our Company.

Timing and Pricing of Share-Based Grants

We do not coordinate the timing of share-based grants with the release of material non-public information. The Committee approves its annual grants of restricted stock to the named executive officers at its regularly scheduled meeting in mid-December, with an effective grant date as of such meeting or delayed until a date within the first few weeks of the following year. The grant date may be delayed due to administrative issues during the holiday season. The Committee generally establishes the date for its regularly scheduled meeting at least a year in advance. The Committee has not granted stock options in recent years.

Stock Ownership Guidelines

In May 2009, to further align the interests of our executive officers and directors with the interest of our stockholders, and to promote our commitment to sound corporate governance, the Committee implemented stock ownership guidelines for executive officers, including the named executive officers, and non-employee directors.

The stock ownership guidelines provide that, within three years of the later date of adoption of the guidelines or the date an individual first becomes subject to the guidelines:

•	our Chief Executive Officer is encouraged to own shares of our common stock, including restricted stock, valued at a minimum of five times annual base compensation;
•	all other executive officers are encouraged to own shares of our common stock, including restricted stock, valued at a minimum of three times annual base compensation; and
•	non-employee directors are encouraged to own shares of our common stock valued at a minimum of two times their annual director compensation.

Tax and Accounting Implications

Deductibility of Executive Compensation.  Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), provides that subject to certain exceptions (the most significant of which is performance-based compensation), a publicly-held corporation may not deduct compensation for federal income tax purposes exceeding $1 million in any one year paid to its chief executive officer or its three other most highly compensated executive officers. We must distribute a specified minimum percentage of our taxable income to maintain our qualification as a REIT under the Internal Revenue Code, and we are not subject to federal income tax on our REIT taxable income if and to the extent we distribute the income to our stockholders. Accordingly, if we pay compensation to our chief executive officer or any of our three other most highly compensated executive officers in excess of $1 million in any year that does not qualify for the performance-based exception, we may have to increase the amount of our distributions to stockholders to avoid tax liability and the loss of our REIT status. This in turn may result in a larger portion of distributions being taxable to stockholders as dividend income, instead of being treated as a nontaxable return of capital to stockholders. However, because we did not pay any compensation during 2012 that would be subject to the Section 162(m) limitations, Section 162(m) did not impact the Committee’s compensation policies and practices.

Nonqualified Deferred Compensation.  Section 409A of the Internal Revenue Code provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee’s income when vested unless certain conditions are met. If the certain conditions are not satisfied, amounts subject to such arrangements will be immediately taxable and employees will be subject to additional income tax, penalties and a further additional income tax calculated as interest on income taxes deferred under the arrangement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this 2013 proxy statement and the Company’s annual report on Form 10-K for the year ended December 31, 2012.

COMPENSATION COMMITTEE

Gene Silverman, Chairman
Farris Kalil
William S. Rubenfaer

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or earned by each of the named executive officers in 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total ($)
Richard Agree Executive Chairman(3)	2012	$294,000	$—		$491,600	$—	$—	$785,600
	2011	294,000	98,320	(2)	441,200	—	—	833,520
	2010	290,769	88,240	(2)	462,600	—	—	841,609
Joey Agree President and Chief Executive Officer(3)	2012	308,700	150,000		983,200	—	—	1,441,900
	2011	294,000	100,000		882,400	—	—	1,276,400
	2010	290,769	100,000		693,900	—	—	1,084,669
Laith Hermiz Executive Vice President	2012	237,038	—	(4)	172,060	—	—	409,098
	2011	225,750	40,000		110,300	—	—	376,050
	2010	161,250	35,000		177,915	—	—	374,165
Alan D. Maximiuk Vice President, Chief Financial Officer and Secretary	2012	176,500	25,000		98,320	—	—	299,820
	2011	167,500	25,000		77,210	—	—	269,710
	2010	78,596	7,500		56,675	—	—	142,771

(1)	The amounts reported represent the full value of the stock awards issued for the applicable year. The amounts have been calculated in accordance with FASB ASC Topic 718. The awards have been issued in accordance with the 2005 Equity Incentive Plan and vest in equal installments over a five-year period from the date of grant. Valuation assumptions used in determining these amounts for 2012, 2011 and 2010 are included in note 12 of our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2012.
(2)	In 2010 and 2011, Mr. Richard Agree was given the election to receive his annual bonus in cash or restricted stock. He elected to receive 4,000 shares of restricted stock in lieu of a cash bonus in each year. The restricted stock, granted under the 2005 Equity Incentive Plan, vests in equal installments over a five-year period from the grant date. Cash dividends are paid on the restricted stock during the vesting period. The equity awards were granted on January 9, 2012, and January 7, 2011, respectively, and therefore are reflected in the “Grants of Plan-Based Awards” in the following year proxy statement.
(3)	Mr. Richard Agree was Chairman and Chief Executive Officer during 2012. Mr. Joey Agree was President and Chief Operating Officer during 2012. Effective January 7, 2013, Mr. Richard Agree retired from the position of Chief Executive Officer and was appointed Executive Chairman of the Board. Effective January 7, 2013, Mr. Joey Agree was appointed as Chief Executive Officer in addition to his role as President.
(4)	The Committee deferred awarding an annual cash bonus for 2012 to Laith Hermiz pending the completion of certain projects and the Committee’s review of the same.

Narrative Discussion of Summary Compensation Table.

Employment Agreement — Mr. Richard Agree.  See “Potential Payments Upon Termination or Change-in-Control” for a description of the material terms of Mr. Richard Agree’s employment agreement.

Employment Agreement — Mr. Joey Agree.  See “Potential Payments Upon Termination or Change-in-Control” for a description of the material terms of Mr. Joey Agree’s employment agreement.

Grants of Plan-Based Awards in 2012

The following table sets forth information concerning equity and non-equity awards granted to the named executive officers in 2012.

Name	Grant Date	Board Approval Date	All Other Stock Awards; Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards(1)
Richard Agree	1/9/12	12/19/11	20,000	$491,600
	1/9/12	12/19/11	4,000	98,320
Joey Agree	1/9/12	12/19/11	40,000	983,200
Laith Hermiz	1/9/12	12/19/11	7,000	172,060
Alan D. Maximiuk	1/9/12	12/19/11	4,000	98,320

(1)	The grant date fair value is calculated in accordance with FASB ASC Topic 718. The grant date fair value of each share of restricted stock, which includes the right to receive cash dividends, is equal to the stock price on the grant date. The grant date fair value for a share of restricted stock granted on January 9, 2012 is $24.58 per share.
(2)	See “Narrative Discussion of Grants of Plan-Based Awards in 2012 Table” discussion below.

Narrative Discussion of Grants of Plan-Based Awards in 2012 Table.

All Other Stock Awards.  The equity awards set forth in this column reflect the long-term incentive equity awards granted to the named executive officers in 2012 for 2011 performance. The Board approved such grants on December 19, 2011, but delayed the grant date until January 9, 2012. As noted previously, the Board often delays its annual equity grants due to administrative issues during the holiday season. The restricted stock, granted under the 2005 Equity Incentive Plan, vests in equal installments over a five-year period from the grant date. Cash dividends are paid on the restricted stock during the vesting period.

Outstanding Equity Awards at December 31, 2012

The following table sets forth information on the holdings of stock awards by the named executive officers as of December 31, 2012. No stock options are outstanding.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard Agree	70,300	$1,883,337	—	—
Joey Agree	99,800	2,673,642	—	—
Laith Hermiz	15,350	411,227	—	—
Alan D. Maximiuk	8,300	222,357	—	—

(1)	The following shares of restricted stock vest in the following years:

	2013	2014	2015	2016	2017
Richard Agree	22,300	19,200	14,400	9,600	4,800
Joey Agree	27,800	26,000	22,000	16,000	8,000
Laith Hermiz	3,850	3,850	3,850	2,400	1,400
Alan D. Maximiuk	2,000	2,000	2,000	1,500	800
(2)	Based upon the closing price of our common stock on the NYSE on December 31, 2012 of $26.79.

Option Exercises and Stock Vested in 2012

The following table sets forth information on the shares of restricted stock held by the named executive officers that vested during 2012. No stock options are outstanding.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard Agree	20,400	$500,494
Joey Agree	21,000	514,540
Laith Hermiz	2,450	57,205
Alan Maximiuk	1,200	28,745

(1)	The value realized is based on the number of shares of restricted stock that vested on the vesting date multiplied by the closing price of our common stock on the NYSE on the vesting date.

Potential Payments Upon Termination or Change-in-Control

The following section describes and quantifies potential payments and benefits to the named executive officers as of December 31, 2012, under our compensation and benefit plans and arrangements upon termination of employment or a change of control of our Company.

Richard Agree and Joey Agree are subject to employment agreements with us. In addition, certain of our compensatory plans contain provisions regarding the acceleration of vesting and payment upon specified termination events.

Company Share-Based Plans

Restricted Stock Award Agreement (applicable to restricted stock grants under the 1994 Stock Incentive Plan and the 2005 Equity Incentive Plan through December 31, 2012)

During the 120 days following the termination of the participant’s employment for any reason, we have the right to require the return of any unvested shares of restricted stock, as well as any dividends paid on such shares. The unvested shares of restricted stock immediately vest in the event our stockholders approve an agreement to merge, consolidate, liquidate or sell all or substantially all of our assets. The Board has the discretion to determine whether any leave of absence should constitute a termination of employment.

1994 Stock Incentive Plan.  The Compensation Committee is authorized to accelerate the vesting of restricted stock at any time.

2005 Equity Incentive Plan.  The Compensation Committee is authorized to accelerate the vesting of restricted stock at any time. In addition, in the event of a change of control (as defined therein) or a dissolution or liquidation of our Company, all unvested shares of restricted stock will become immediately vested.

Employment Agreement — Mr. Richard Agree

Mr. Richard Agree’s employment agreement, pursuant to which he serves as Executive Chairman of the Board is effective through June 30, 2014. Mr. Richard Agree is entitled to an annual base salary of $150,000, subject to annual review by the Compensation Committee and is also entitled to participate in all benefit programs generally available to our executive officers, including any equity incentive plan or bonus plan.

Upon any termination he shall receive any accrued and unpaid salary and bonus for a completed year.

The employment agreement may be terminated if he dies or becomes disabled (as defined therein). In the event of termination of the agreement because of death or disability, he (or the estate) shall receive (i) any accrued and unpaid salary through the date of termination, (ii) any accrued and unpaid cash bonus with respect to the fiscal year preceding the termination, (iii) a pro rata portion of the cash bonus with respect to the fiscal year in which the termination occurs, and (iv) any reimbursable expenses that have not been reimbursed as of the date of termination. In addition, all unvested shares of our common stock will become fully vested.

If Mr. Richard Agree’s employment is terminated by us for any reason other than death, disability, or cause, or his employment is terminated by Mr. Richard Agree for good reason as defined in the agreement, we shall pay to Mr. Richard Agree in cash (i) any accrued and unpaid salary through the date of termination, (ii) any accrued and unpaid cash bonus with respect to the fiscal year preceding the termination, (iii) a pro-rata portion of the cash bonus with respect to the fiscal year in which the termination occurs, (iv) an amount equal to two (2) times his compensation as defined in the agreement, and (v) any reimbursable expenses that have not been reimbursed as of the date of termination. Mr. Richard Agree shall also continue to participate in all benefit plans made generally available to our executives for the remaining portion of the employment period. In addition, all unvested securities of our Company issued to Mr. Richard Agree under our 2005 Equity Incentive Plan or any similar plan shall become fully vested as of the date of such termination.

If a change in control (as defined therein) occurs prior to the expiration of Mr. Richard Agree’s employment agreement and Mr. Richard Agree is terminated by us for reasons other than death, disability or cause, or Mr. Richard Agree terminates employment for good reason then within 18 months after such change in control, we will pay to Mr. Richard Agree in cash, (i) any accrued and unpaid salary through the date of termination, (ii) any accrued and unpaid cash bonus with respect to the fiscal year preceding the termination, (iii) a pro-rata portion of the cash bonus with respect to the fiscal year in which the termination occurs, (iv) an amount equal to three (3) times his compensation as defined in the agreement, and (v) any reimbursable expenses that have not been reimbursed as of the date of termination. He will also continue to participate in all benefit plans made generally available to our executives for the remaining portion of the employment term. In addition, all unvested securities of our Company issued to Mr. Richard Agree under our 2005 Equity Incentive Plan or any similar plan shall become fully vested as of the date of such termination.

If Mr. Richard Agree is terminated by us for cause, then he shall forfeit any and all benefits under the employment agreement other than vested benefits. If he is terminated for cause or voluntarily terminates such employment, he is subject to a non-compete with us for a specified period of time. In addition, the employment agreement contains confidentiality provisions.

Employment Agreement — Mr. Joey Agree

Mr. Joey Agree’s employment agreement, pursuant to which he serves as our President and Chief Executive Officer, is substantially identical to Mr. Richard Agree’s employment agreement. Mr. Joey Agree is entitled to an annual base salary of $375,000, subject to annual review by the Compensation Committee, and is also entitled to participate in all benefit programs generally available to our executive officers, including any equity incentive plan or bonus plan.

Change of Control/Severance Payment Tables

For all named executive officers the following table estimates the potential payments and benefits to named executive officers upon termination of employment or a change in control, assuming such event occurs on December 31, 2012. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table.

Items Not Reflected in Table.

The following items are not reflected in the table set forth below:

•	Accrued and unpaid salary, bonus and vacation.
•	Costs of COBRA or any other mandated governmental assistance program to former employees.
•	Welfare benefits provided to all salaried employees.

Named Executive Officer	Base Salary	Bonus	Early Vesting of Stock Awards(1)	Other(2)	Total
Richard Agree(3)
Death or Disability	$—	$—	$1,883,337	$—	$1,883,337
Change in Control	882,000	1,581,960	1,883,337	20,583	4,367,880
Other (except for cause)	588,000	1,054,640	1,883,337	20,583	3,546,560
Joey Agree(4)
Death or Disability	—	—	2,673,642	—	2,673,642
Change in Control	926,100	2,909,500	2,673,642	28,492	6,537,734
Other (except for cause)	617,400	1,939,667	2,673,642	28,492	5,259,201
Laith Hermiz
Change in Control	—	—	411,227	—	411,227
Alan D. Maximiuk
Change in Control	—	—	222,357	—	222,357

(1)	For all named executive officers with respect to the accelerated vesting of share-based awards, the table reflects the intrinsic value of such acceleration, which for each unvested share of restricted stock is $26.79, the closing price of our common stock on the NYSE on December 31, 2012.
(2)	Represents payment of health benefits of executive for the remaining term of the employment agreement.
(3)	The information presented is based on the terms of Mr. Richard Agree’s employment agreement in place as of December 31, 2012. In January 2013, we entered into an amended employment agreement with Mr. Richard Agree. The amended employment agreement does not change the payments Mr. Richard Agree would be entitled to receive upon death or disability, change in control or other termination (except for cause).
(4)	The information presented is based on the terms of Mr. Joey Agree’s employment agreement in place as of December 31, 2012. In January 2013, we entered into an amended employment agreement with Mr. Joey Agree. Pursuant to the terms of the amended employment agreement, upon a change in control, Mr. Joey Agree would receive a base salary payment of $1,125,000 and total payment of $6,736,634, and upon other termination (except for cause), Mr. Joey Agree would receive a base salary payment of $750,000 and total payment of $5,391,800.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s financial statements, internal controls, accounting and financial reporting processes and compliance with applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCOAB”) and an independent audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the PCAOB, and for expressing their opinions thereon. The Audit Committee’s responsibility is to provide general oversight of the foregoing matters, as well as engaging the Company’s independent registered public accounting firm and establishing the terms of retention. The Audit Committee is governed by a charter, a copy of which is available on our website at www.agreerealty.com.

Review and Discussions with Management and Independent Accountants.  In this context, the Committee has met and held discussions with management and Baker Tilly, the Company’s independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the audited consolidated financial statements with management and Baker Tilly. The Committee discussed with Baker Tilly the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T, issues regarding accounting and auditing principles and practices, and the adequacy of internal controls that could significantly affect the Company’s financial statements.

Baker Tilly also provided to the Committee the written disclosures and letter from Baker Tilly required by the applicable requirements of the PCAOB regarding Baker Tilly’s communications with the Committee concerning independence, and the Committee has discussed with Baker Tilly its independence with respect to the Company. The Committee has reviewed the original proposed scope of the annual audit of the Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees. See “Audit Committee Matters” for additional information regarding the Committee’s pre-approval policies and procedures for audit and non-audit services provided by Baker Tilly.

Conclusion.  Based on the review and discussions referred to above, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

AUDIT COMMITTEE

Farris Kalil, Chairman
Gene Silverman
William S. Rubenfaer

AUDIT COMMITTEE MATTERS

Pre-Approval Policies and Procedures for Audit and Non-Audit Services

In accordance with Audit Committee policies and procedures and applicable law, the Audit Committee must pre-approve all services to be provided by its independent registered public accounting firm. In determining whether to pre-approve such services, the Audit Committee must consider whether the provision of such services is consistent with the independence of such accountants. The Audit Committee generally provides pre-approvals at its regularly scheduled meetings. The Audit Committee has delegated to its chairman, Farris G. Kalil, the authority to grant pre-approvals of non-audit services between regularly scheduled meetings of the Audit Committee, provided that any such pre-approval by Mr. Kalil shall be reported to the Audit Committee at its next scheduled meeting. However, pre-approval of non-audit services is not required if (1) the aggregate amount of non-audit services is less than 5% of the total amount paid by us to the auditor during the fiscal year in which the non-audit services are provided; (2) such services were not recognized by us as non-audit services at the time of the engagement; and (3) such services are promptly brought to the attention of the Audit Committee and, prior to completion of the audit, are approved by the Audit Committee or by one or more Audit Committee members who have been delegated authority to grant approvals.

Fees Paid to Independent Registered Public Accounting Firms

The following table sets forth the fees we were billed for audit and other services provided by Baker Tilly in 2012 and 2011. All such fees paid to Baker Tilly were approved in conformity with the pre-approval policies and procedures noted above.

	2012	2011
Audit Fees	$158,352	$142,116
Audit-Related Fees	45,515	—
Tax Fees	—	—
Other Fees	—	—
	$203,867	$142,116

Audit Fees.  Audit fees include fees for the audit of our annual consolidated financial statements included in our annual report on Form 10-K, the effectiveness of our internal control over financial reporting, and the review of our consolidated financial statements included in our quarterly reports on Form 10-Q.

Audit-related Fees.  Audit-related fees were for services associated with SEC registration statements and other documents issued in connection with our equity offering, and services that are normally provided by the accountant in connection with these filing.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

The Audit Committee currently believes that we should continue our relationship with Baker Tilly and has appointed Baker Tilly to continue as our independent accountants for 2013. See “Report of the Audit Committee” and “Audit Committee Matters” for additional information on matters related to Baker Tilly’s provision of services to us.

Although stockholder ratification of the appointment is not required by current law, rules and regulations and is not binding on us, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and the Audit Committee will take your vote into consideration when appointing our independent registered public accounting firm in the future. Even if the stockholders ratify the appointment of Baker Tilly, the Audit Committee in its sole discretion may terminate the engagement of Baker Tilly and engage another independent auditor at any time during the year, although it has no current intention to do so.

A representative of Baker Tilly will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

The Board recommends that you vote FOR the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for 2013.

PROPOSAL 3 — ADVISORY (NON-BINDING) VOTE
APPROVING EXECUTIVE COMPENSATION

We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program for named executive officers by voting for or against the following resolution.

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2013 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

While this vote is advisory and not binding on us, it will provide information to us and the Compensation Committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of 2013 and beyond.

As described in detail under the heading “Compensation Discussion and Analysis” above, we seek to closely align the interests of our executive officers with the interests of our stockholders. Our compensation programs are designed to reward the executive officers for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Following is a summary of some of the primary components and rationale of our compensation philosophy.

•	Provide total compensation that is both fair and competitive. To attract and reduce the risk of losing the services of valuable officers but avoid the expense of excessive pay, compensation should be competitive. The Compensation Committee assesses the competitiveness of our compensation to our executive officers by comparison to compensation of executive officers at other public companies. The Compensation Committee reviewed the 2012 NAREIT Compensation and Benefits Survey to provide it with relevant market data.
•	Attract, retain and motivate key executives who are critical to our operations. The primary purpose of our executive compensation program has been and is to achieve our business objectives by attracting, retaining and motivating talented executive officers by providing incentives and economic security.
•	Reward superior individual and company performance on both a short-term and long-term basis. Performance-based pay aligns the interest of management with our stockholders. Performance-based compensation motivates and rewards individual efforts and company success.
•	Align executives’ long-term interests with those of our stockholders. The Compensation Committee believes that requiring the executive officers to maintain a meaningful ownership interest in us relative to their annual base salaries may encourage the executive officers to act in a manner that creates value for our stockholders.

The Board recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSALS 4 AND 5 — APPROVAL OF THE AMENDMENTS TO OUR CHARTER

Since our formation, the law and industry standards regarding charters of Maryland corporations in general have evolved. Accordingly, we have determined that our Charter needs to be updated. The Board has unanimously adopted resolutions to amend our Charter and has recommended the submission of Proposals 4 and 5 set forth below for stockholder approval at the annual meeting.

A form of the Articles of Amendment to implement the proposed amendments approved by the Board is attached to this proxy statement as Appendix A. The following summaries of Proposals 4 and 5 are qualified in their entirety by reference to Appendix A.

Proposal 4 — To Amend Our Charter to Increase the Number of Authorized Shares that we have Authority to Issue

The Board has approved, deems advisable and recommends that our stockholders vote in favor of, an amendment to our Charter to increase the authorized shares from 15,850,000 shares of common stock to 52,500,000 shares of common stock and from 150,000 shares of preferred stock to 7,500,000 shares of preferred stock.

The Board also recommends a corresponding increase in the number of authorized shares of excess stock from 4,000,000 shares of excess stock to 15,000,000 shares of excess stock in order to ensure compliance with the ownership limits in our Charter necessary to maintain our status as a real estate investment trust (“REIT”). In the event that any stockholder acquires shares of common stock in excess of the ownership limit in our Charter, the proposed increase would ensure that we could issue a sufficient number of shares of excess stock necessary to comply with these restrictions.

Our capital stock authorized under our current Charter and the number of shares of common stock, preferred stock and excess stock issued and outstanding are set forth below:

Common Stock		Preferred Stock		Excess Stock
Authorized	Issued and Outstanding as of March 7, 2013	Authorized (Series A Junior Participating Preferred Stock)	Issued and Outstanding as of March 7, 2013	Authorized	Issued and Outstanding as of March 7, 2013
15,850,000	13,241,844	150,000	0	4,000,000	0

Additionally, we have reserved an additional 347,619 shares of common stock for issuance upon conversion of limited partnership units in our operating partnership and 481,096 shares of common stock for future issuance under our 2005 Equity Incentive Plan.

The Board believes that it is advisable and in the best interests of our Company to increase the number of authorized shares to provide our Company with greater flexibility in planning for future corporate needs including, but not limited to, transactions to raise capital, property acquisitions, stock dividends or stock splits, grants under equity compensation plans, potential strategic transactions, including mergers, acquisitions and business combinations, as well as other corporate purposes. If this amendment is not approved, our growth and business strategies and our ability to raise additional capital may be limited by the lack of availability of unissued and unreserved shares.

The Board recommends a vote FOR Proposal 4 to amend our Charter to increase the number of authorized shares that we have authority to issue.

Proposal 5 — To Amend Our Charter to Grant Authority to the Board to Increase or Decrease, from Time to Time, the Number of Authorized Shares that we have Authority to Issue

The Board has approved, deems advisable and recommends that our stockholders vote in favor of, an amendment to our Charter that would authorize the Board, in its sole discretion, to amend our Charter from time to time to increase or decrease the aggregate number of authorized shares of common, preferred and excess stock or the number of shares of stock of any class or series of our Company. The Board believes that this would permit our Company to take advantage of favorable market conditions and financing and acquisition opportunities without incurring the delay and expense of calling a special meeting of stockholders.

If Proposal 5 is approved, the Board will be able to increase the number of shares of capital stock of any class or series that we are authorized to issue above the limits currently set forth in our Charter without further action by the stockholders. However, the actual issuance of any such shares will continue to be subject to then-existing stockholder approval requirements imposed by applicable law or by the rules of the NYSE or any other exchange upon which our stock is then listed. For example, the rules of the NYSE currently require stockholder approval for:

•	the issuance of common stock or securities convertible into or exercisable for common stock in excess of 20% of the amount of common stock or voting power outstanding before the proposed issuance, other than in a public offering for cash or bona fide private financing at an effective price per share no less than the greater of the market price or book value per share of the common stock;
•	equity compensation plans providing for the issuance of common stock;
•	the issuance of common stock or securities convertible into or exercisable for common stock to a director or officer of our company in excess of 1% of the amount of common stock or voting power outstanding before the proposed issuance;
•	the issuance of common stock or securities convertible into or exercisable for common stock to a substantial stockholder of our company in excess of either (a) 1% of the amount of common stock or voting power outstanding before the proposed issuance at an effective price per share less than the greater of the market price or book value per share of the common stock, or (b) 5% of the amount of common stock or voting power outstanding before the proposed issuance; and
•	any issuance that would result in a change in control.

If Proposal 5 is approved, the terms of any securities to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and other similar matters, will continue to be determined by the Board in accordance with the terms of our Charter and applicable law and, as a result, there is no change in the authority of the Board in that regard.

The Board recommends a vote FOR Proposal 5 to amend our charter to grant authority to the Board to increase or decrease, from time to time, the number of authorized shares that we have authority to issue.

Purpose and Effect of the Amendments

With respect to Proposals 4 and 5, the Board considered (i) our growth in recent years, (ii) the recent increase in the size and frequency of our financing and acquisition transactions involving the issuance of our capital stock, and (iii) management’s concern that the costs and delays associated with obtaining stockholder approval to increase our authorized stock, if necessary, may endanger a particular financing or acquisition opportunity.

The Board recommends Proposals 4 and 5 in order to provide a sufficient reserve of shares of capital stock for our present and future needs and growth. The Board believes that prudent corporate governance includes our Company having a substantial number of authorized but unissued shares of common and preferred stock available for various purposes, including, but not limited to, equity issuances in connection with underwritten public offerings to raise capital, property acquisitions, stock dividends or stock splits, grants under equity incentive plans, potential strategic transactions, including mergers, acquisitions and business combinations, as well as other corporate purposes. In addition, the ability of the Board to issue shares of common stock, and separate classes or series of preferred stock, provides flexibility to tailor senior securities in response to terms specifically negotiated by investors. The Board wishes to preserve maximum flexibility to issue shares in public offerings, in private transactions with investors or in the acquisition of properties when the investor wishes to hold a senior security. In order to maintain our status as a REIT for federal income tax purposes, we are required to distribute at least 90% of our REIT taxable income each year. Accordingly, our ability to grow depends on our access to external sources of capital at attractive rates. The Board believes that our ability to raise capital will be enhanced by having as flexible a capital structure as possible.

Under our Charter, stockholders do not have preemptive rights with respect to the shares, which means that current stockholders do not have a prior right to purchase any newly issued shares to maintain their proportionate ownership percentage. Management is unaware of any potential or proposed transaction or other event that would result in our Company exceeding the number of shares of common or preferred stock authorized under our current Charter.

Potential Adverse Effects of the Amendments

The Board considered the possible negative impact the increase in the number of shares of common and preferred stock could have on the existing stockholders. Future issuances of common stock or securities convertible into common stock could have a dilutive effect on our funds from operations, earnings per share, book value per share and the voting power and interest of current stockholders. In addition, future issuances of preferred stock could result in one or more of the following detriments: (i) shares of preferred stock will have priority over shares of common stock in the payment of dividends and/or liquidating distributions; and (ii) the issuance of shares of preferred stock bearing preferential dividends, whether at fixed or floating rates, could reduce funds from operations available for distribution to holders of our common stock. However, the Board concluded that any such negative impact would be outweighed by the positive effect on the stockholders resulting from our growth. Furthermore, the Board believes there is a potential negative impact to stockholders if we are unable to continue to raise the necessary capital for acquisition and growth needs.

In addition, the availability of additional shares of common stock and preferred stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of our Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of our Company, nor are these proposals being presented with the intent it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any such actions it deems to be consistent with its fiduciary duties.

Effectiveness of Amendments

If Proposals 4 and 5 are approved, we plan to file the Articles of Amendment incorporating the applicable proposals shortly after the annual meeting with the State Department of Assessments and Taxation of Maryland (“SDAT”), and the Articles of Amendment will be effective upon the acceptance for record of the same by the SDAT.

Voting Required for Approval

The affirmative vote of holders of at least a majority of our outstanding shares of common stock entitled to vote thereon is required to approve Proposals 4 and 5. Abstentions and broker non-votes count toward the presence of a quorum at the annual meeting, and will have the same effect as votes “AGAINST” Proposals 4 and 5.

Recommendation of the Board

The Board recommends a vote FOR Proposals 4 and 5.

RELATED PERSON TRANSACTIONS

Policies and Procedures

Under SEC rules, a related person transaction is any transaction or any series of transactions in which our Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% stockholder since the beginning of our last completed fiscal year, and their immediate family members.

The non-interested directors of the Board review and oversee any proposed or ongoing related person transactions to ensure there are no conflicts of interest. Our written Code of Business Conduct and Ethics expressly prohibits the continuation of any conflict of interest except under guidelines approved by the Board. Our Code of Business Conduct and Ethics requires officers and directors to provide full disclosure of any such transaction to appropriate persons and remove themselves from the related decision making process. Persons are encouraged to speak with specified persons if there is any doubt as to whether a transaction could comprise a related person transaction or otherwise constitute a conflict of interest.

If a related person transaction is proposed, the non-interested directors of the Board review such transaction to ensure that our involvement in such transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party and is in the best interests of us and our stockholders. If necessary or appropriate, we will engage third party consultants and special counsel, and the Board may create a special committee, to review such transactions. The non-interested directors of the Board affirmatively determined that none of the related person transactions below constituted a conflict of interest.

Related Person Transactions

We lease our executive offices, located at 31850 Northwestern Highway, Farmington Hills, Michigan from a limited liability company controlled by Mr. Richard Agree’s children. Under the terms of the lease, which expires on December 31, 2014, we are required to pay an annual rental of $90,000 and are responsible for the payment of real estate taxes, insurance and maintenance expenses relating to the building. Management believes that the lease terms are consistent with leases for similar properties in the area.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act, requires our directors, certain of our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in any of our equity securities and any changes thereto, and to furnish copies of these reports to us. Based on our review of the insiders’ forms furnished to us or filed with the SEC and representations made by our directors and applicable executive officers, no insider failed to file on a timely basis a Section 16(a) report in 2012.

Cost of Proxy Solicitation

All of the expenses of preparing, assembling, printing and mailing the Notice and the other materials used in the solicitation of proxies will be paid by us. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons. Our directors and officers may solicit proxies by mail, telephone, telecopy or in person. They will not receive any additional compensation for such work.

Proposals for 2014 Annual Meeting

Pursuant to Rule 14a-8 of the Securities Exchange Act, any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the annual meeting of stockholders to be held in 2014 must be received at our office at 31850 Northwestern Highway, Farmington Hills, MI 48334, Attn: Alan D. Maximiuk, no later than November 27, 2013 and must be in compliance with the requirements of our Bylaws and the SEC’s proxy rules.

Our Bylaws currently provide that in order for a proposal of a stockholder to be presented at our 2014 annual meeting of stockholders, other than a stockholder proposal to be included in our proxy statement as described above, it must be received at our principal executive offices no earlier than the 150th day and no later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the 2013 annual meeting. For our 2014 annual meeting, our Secretary must receive this notice between October 28, 2013 and 5:00 p.m., Eastern Time, on November 27, 2013. If the 2014 annual meeting of stockholders is scheduled to take place before April 9, 2013 or after June 8, 2013, then notice must be delivered no earlier than the close of business on the 150th day prior to the 2013 annual meeting of stockholders and not later than the close of business on the later of the 120th day prior to the 2014 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2014 annual meeting of stockholders is first made public by our Company. Any such proposal should be mailed to our Secretary, Alan D. Maximiuk at our office at 31850 Northwestern Highway, Farmington Hills, MI 48334.

See “Board Matters-Committees of the Board-Nominating and Governance Committee” for additional information.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 7, 2013

The Notice, this proxy statement, our annual report to stockholders for the year ended December 31, 2012, including the audited consolidated financial statements for the three years ended December 31, 2012, and the accompanying proxy card are available at http://AgreeRealty.investorroom.com.

By Order of the Board of Directors

Alan D. Maximiuk
Vice President, Chief Financial Officer and Secretary

March 27, 2013

Appendix A

ARTICLES OF AMENDMENT

of

AGREE REALTY CORPORATION

May   , 2013

Agree Realty Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:  The Corporation desires to and does amend its Articles of Incorporation of the Corporation (the “Charter”) as currently in effect and as hereinafter provided.

SECOND:  Article SIXTH(a) of the Charter is hereby amended in its entirety to read as follows:

“The total number of shares of stock of all classes which the Corporation has authority to issue is 75,000,000 shares of capital stock (par value $.0001 per share), amounting in aggregate par value to $7,500, of which shares 52,500,000 are initially classified as “Common Stock,” 7,500,000 are initially classified as “Preferred Stock” and 15,000,000 are initially classified as “Excess Stock.” The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock. The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock of the Corporation or the number of shares of stock of any class or series that the Corporation has authority to issue.”

THIRD:  The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 20,000,000 shares of capital stock, par value $0.0001 per share, consisting of 15,850,000 shares of common stock, par value $0.0001 per share, of the Corporation (“Common Stock”), 150,000 shares of preferred stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”) and 4,000,000 shares of excess stock, par value $0.0001 per share, of the Corporation (“Excess Stock”). The aggregate par value of all authorized shares of stock having par value was $2,000.

FOURTH:  The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 75,000,000 shares of capital stock, par value $0.0001 per share, consisting of 52,500,000 shares of Common Stock, 7,500,000 shares of Preferred Stock and 15,000,000 shares of Excess Stock. The aggregate par value of all authorized shares of stock having par value is $7,500.

FIFTH:  The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by the foregoing amendment of the Charter.

SIXTH:  The foregoing amendment of the Charter was advised by the Board of Directors of the Corporation in the manner and by the vote required by law and approved by the requisite vote of the stockholders of the Corporation at a meeting duly called and held in the manner prescribed by and in accordance with the provisions of the Charter and bylaws of the Corporation and the MGCL.

SEVENTH:  These Articles of Amendment shall be effective at the time the Department accepts these Articles of Amendment for record.

EIGHTH:  The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Signature page follows]

A-1

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Vice President, Chief Financial Officer and Secretary as of the date first written above.

AGREE REALTY CORPORATION

By:	[SEAL]
Name:	Joey Agree
Title:	President and Chief Executive Officer

ATTEST:

AGREE REALTY CORPORATION

By:
Name:	Alan D. Maximiuk
Title:	Vice President, Chief Financial Officer and Secretary

[Signature page to Articles of Amendment]

A-2

AGREE REALTY CORPORATION
31850 NORTHWESTERN HWY.
FARMINGTON HILLS, MI 48334
ATTN: ALAN MAXIMIUK

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Joey Agree 02 Leon M. Schurgin 03 William S. Rubenfaer

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

		For	Against	Abstain
2	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for 2013.	☐	☐	☐
3	To approve, by non-binding vote, executive compensation.	☐	☐	☐
4	To approve an amendment to the Company's charter to increase the number authorized shares.	☐	☐	☐
5	To approve an amendment to the Company's charter to grant authority to the Board of Directors to amend the charter, from time to time, to increase or decrease the aggregate number of authorized shares.	☐	☐	☐

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000164843_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

AGREE REALTY CORPORATION
Annual Meeting of Stockholders
May 6, 2013 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Richard Agree and Alan D. Maximiuk, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AGREE REALTY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, EST on 5/6/2013, at the Embassy Suites, 28100 Franklin Road, Southfield, Michigan 48034, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000164843_2 R1.0.0.51160